UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

HWGC Holdings Limited

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55685 (Commission File Number)	30-0803939 (I.R.S. Employer Identification No.)

Portman House, 2 Portman Street, London, W1H 6DU, UK (Address of principal executive offices)

Registrant’s telephone number, including area code: +603 2143 2889

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2022, HWGC Holdings Limited, a Nevada corporation (the “Company”), entered into a stock purchase agreement (the “Agreement”) with Leong Yee Ming, a member of the board of directors of the Company and the Company’s Chief Executive Officer, Chief Financial Officer, and Secretary (the “Purchaser”), and, for purposes of the assignment of certain intercompany debt, Vitaxel Sdn Bhd, a wholly-owned subsidiary of the Company which is incorporated in Malaysia (“Vitaxel”).

Pursuant to the terms of the Agreement, the Company sold to the Purchaser all the issued and outstanding shares of Vitaxel and Vitaxel Online Mall Sdn Bhd, a wholly owned subsidiary of the Company which is incorporated in Malaysia (“Vionmall”, and together with Vitaxel, the “Subsidiaries”). The business of the Subsidiaries was the operating business of the Company until the recent acquisitions of the Company of HWGG Capital PLC and Fintech Scion Limited. The sale of the Subsidiaries was a condition to receiving regulatory approval from the Labuan Financial Services Authority for the Company’s acquisition of HWGG Capital PLC. See the Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on each of November 15, 2022, and November 30, 2022, regarding said acquisitions.

The Company sold the Subsidiaries for an aggregate purchase price of RM4,500,002 (the “Purchase Price”), with RM4,500,000 allocated for the purchase of Vitaxel and RM2 for the purchase of Vionmall. The Purchase Price was paid by the Purchaser’s assumption of a certain amount of intercompany debt owed by the Company to Vitaxel. Pursuant to the terms of the Agreement, the Company and Vitaxel assigned, and the Purchaser assumed, that portion of intercompany debt equal to the Purchase Price and in full satisfaction of the Purchase Price. Following the assumption of such debt by the Purchaser, the Company remains indebted to Vitaxel for RM473,409, based on the total amount of RM4,973,411 due from the Company to Vitaxel as of September 30, 2022.

The Agreement also contains representations, warranties, covenants, and indemnities that are customary for transactions of this type. The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document, which is attached to this Current Report on Form 8-K as Exhibit 10.24.

Section 2	Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated herein by reference.

On December 30, 2022, the Company completed the disposal of the Subsidiaries to the Purchaser, who is a director and officer of the Company and has a material relationship with the Company. Pursuant to the terms of the Agreement, the proceeds for the disposal of the Subsidiaries totaled to RM4,500,002 (approximately 1,017,640 USD). These amounts were negotiated between the parties and paid in full through related party transactions settlement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.24	Stock Purchase Agreement, dated December 30, 2022, by and among HWGC Holdings Limited, Leong Yee Ming, and Vitaxel Sdn Bhd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2022	HWGC HOLDINGS LIMITED

	By:	/s/ Lim Chun Hoo
	Name:	Lim Chun Hoo
	Title:	Director